Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to Registration Statement on Form 10 of our report dated October 1, 2020, except for the effects on the financial statements of the restatement described in Note 5, as to which the date is December 28, relating to the financial statements of Powerdyne International, Inc., as of December 31, 2019 and 2018 and to all references to our firm included in this Amendment No. 1 to Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 28, 2020